Exhibit 99.1

News Release

Outerwall Inc. Announces Pricing of $300 Million Senior Unsecured Notes

BELLEVUE, Washington — June 4, 2014 — Outerwall Inc. (Nasdaq: OUTR) today announced that it priced its previously announced private offering and will sell $300 million in aggregate principal amount of senior unsecured notes due 2021 (the “Notes”). The Notes will be sold to investors at a price of 100.000% of the principal amount thereof and will have an interest rate of 5.875% per annum with semi-annual cash interest payments. The closing is expected to occur on June 9, 2014, subject to customary closing conditions. Outerwall intends to use the proceeds from the offering to repay existing indebtedness under its credit facility, but may reserve a portion of the proceeds for general corporate purposes, which may include but are not limited to maintenance or repayment of other outstanding indebtedness, acquisitions or other investments, and payment of other corporate expenses.

The Notes were offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Outerwall Inc.

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company mission is to create a better everyday by delivering breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding the offering of the Notes. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Outerwall or its management, as well as from risks and uncertainties beyond Outerwall’s control. Such risks and uncertainties include, but are not limited to, ability to meet the closing conditions of the Notes offering, changes in the financial and consumer markets, changes in Outerwall’s strategic and financial objectives, and the ability to attract new retailers and customers, penetrate new markets and distribution channels and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Outerwall, please review “Risk Factors” and other disclosures described in Outerwall’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall’s expectations as of the date of this release. Outerwall undertakes no obligation to update the information provided herein.

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Contacts:

Financial Analysts and Investors:

Angie McCabe

Vice President of Investor Relations

425-943-8754

angie.mccabe@outerwall.com

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@outerwall.com